EXHIBIT 11

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ALEXANDER & BALDWIN, INC.
COMPUTATION OF EARNINGS PER SHARE
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1994
(In thousands, except per share amounts)

                                                              Three Months Ended                 Nine Months Ended
                                                                  September 30                      September 30
                                                               1995           1994              1995            1994
                                                             --------       --------          --------        --------

Primary Earnings Per Share (a)

   Net income from continuing operations                     $ 10,345       $ 11,024          $ 19,839        $ 44,251
   Net income from discontinued operations                          0          2,788            22,542           7,406
                                                             --------       --------          --------        --------
   Net income                                                $ 10,345       $ 13,812          $ 42,381        $ 51,657
                                                             ========       ========          ========        ========

   Average number of shares outstanding                        45,529         45,997            45,562          46,131
   Primary earnings per share from
                  continuing operations                        $ 0.23         $ 0.24            $ 0.44          $ 0.96
   Primary earnings per share from
                  discontinued operations                        0.00           0.06              0.49            0.16
                                                             --------       --------          --------        --------
   Primary earnings per share                                  $ 0.23         $ 0.30            $ 0.93          $ 1.12
                                                             ========       ========          ========        ========
Fully Diluted Earnings Per Share

   Net income from continuing operations                     $ 10,345       $ 11,024          $ 19,839        $ 44,251
   Net income from discontinued operations                          0          2,788            22,542           7,406
                                                             --------       --------          --------        --------
   Net income                                                $ 10,345       $ 13,812          $ 42,381        $ 51,657
                                                             ========       ========          ========        ========

   Average number of shares outstanding                        45,529         45,997            45,562          46,131

   Effect of assumed exercise of
       outstanding stock options                                   40             68                20              66
                                                             --------       --------          --------        --------
   Average number of shares outstanding
       after assumed exercise of
       outstanding stock options                               45,569         46,065            45,582          46,197
                                                             ========       ========          ========        ========

   Fully diluted earnings per share from
                  continuing operations                        $ 0.23         $ 0.24            $ 0.44          $ 0.96
   Fully diluted earnings per share from
                  discontinued operations                        0.00           0.06              0.49            0.16
                                                             --------       --------          --------        --------
   Fully diluted earnings per share                            $ 0.23         $ 0.30            $ 0.93          $ 1.12
                                                             ========       ========          ========        ========

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(a) The computations of primary earnings per share do not include the effects of assumed exercises of employee stock options because such effects were immaterial for both years.

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